SCHEDULE OF PARTIES RECEIVING INDEMNIFICATION AGREEMENTS

Erline Belton
W. Matthew Carpenter
Larry A. Cates
D. Patrick Curran
Eric L. Hansen
Mark S. Hansen
Jack P. Helms
Lloyd L. Hill
Janell Jones
Louis A. Kaucic
James W. Kirkpatrick
John F. Koch
Steven K. Lumpkin
David R. Parsley
Mark A. Peterson
Burton M. Sack
George D. Shadid
Robert T. Steinkamp
Julia A. Stewart
Harry B. Stroup
Carin L. Stutz
Douglas D. Waltman
John A. Weber